                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the  Registrant / /
Filed by a party other than the  Registrant /X/
Check the appropriate box:
/ /       Preliminary proxy statement
/ /       Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))
/ /       Definitive proxy statement
/X/       Definitive additional materials
/ /       Soliciting material under Rule 14a-12

                             UNITED INDUSTRIAL CORP.
                (Name of Registrant as Specified in Its Charter)

                             STEEL PARTNERS II, L.P.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/       No fee required.

/ /       Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
          0-11.

(1)       Title of each class of securities to which  transaction  applies:  Not applicable

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(2)       Aggregate  number of  securities  to which  transaction  applies:  Not applicable

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(3)       Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing  fee is  calculated  and  state  how it  was  determined):  Not applicable

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(4)       Proposed maximum aggregate value of transaction: Not applicable
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(5)       Total fee paid: Not applicable

/ /       Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)        Amount Previously Paid: Not applicable
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(2)        Form, Schedule or Registration Statement No.: Not applicable
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(3)        Filing Party: Not applicable
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(4)        Date Filed: Not applicable
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PRESS RELEASE
                                         MACKENZIE PARTNERS, INC.
                                         105 Madison Avenue, New York, NY, 10016
                                         Tel: 212-929-5500  Fax: 212-929-0308

                                         1875 Century Park East,
                                              Los Angeles, CA 90067
                                         Tel: 310-284-3110    Fax: 310-306-2420
CONTACT:
--------
Warren Lichtenstein
Steel Partners II, L.P.
(212) 813-1500

Bob Marese
MacKenzie Partners, Inc.
(212) 929-5405

FOR IMMEDIATE RELEASE:

            ISS RECOMMENDS UNITED INDUSTRIAL CORP. SHAREHOLDERS VOTE
                    TO ELECT STEEL PARTNERS' DIRECTOR NOMINEE

New York,  N.Y.,  September 27, 2002 - Steel Partners II, L.P.  announced  today that  Institutional  Shareholder  Services  ("ISS"),  the nation's leading proxy voting advisory  service,  has recommended  that its clients vote to elect Steel
Partner's  nominee,  Glen  M.  Kassan,  to the  Board  of  Directors  of  United
Industrial Corp.  (NYSE: UIC) at the Company's October 4, 2002 annual meeting of shareholders.

ISS, which provides proxy advisory services to institutional  investors,  mutual funds,  and other  fiduciaries,  noted in its  September  26, 2002 report,  "ISS believes  that an  additional  dissident  director on the board is  warranted to ensure completion of the sale process."

ISS further  states,  "The issue before  shareholders is which slate is the most motivated  and capable of  advancing  the sale  process and  achieving  the best possible  price.  ISS  believes it is the  dissidents'."  In their  analysis ISS believes Management's approach to the sale process has been "substandard."

Warren G.  Lichtenstein,  current UIC director and  principal of Steel  Partners stated today, "I am gratified with the analysis and  recommendation  of ISS. The sale  process of UIC must move  forward in a timely and  efficient  manner,  the election  of Glen  Kassan to the board of  directors  should  help  ensure  that happen."

Steel Partners has nominated one additional  independent nominee to the Board of
Directors of the Company. UIC has cumulative voting which allows shareholders to cast all their votes for one candidate or be split among  candidates.  There can be no assurance that the election of Steel Partners'  nominee will result in the sale of the Company.

Steel Partners II, L.P.
September 27, 2002

                        ISS RECOMMENDS SHAREHOLDERS CAST
                 ALL THEIR VOTES IN FAVOR OF THE STEEL PARTNER'S
                    NOMINEE BY VOTING ON THE GOLD PROXY CARD.

If shareholders have any questions with respect to voting,  they are directed to call MacKenzie Partners,  Steel Partner's proxy solicitor at 1-800-322-2885,  or collect  at  1-212-929-5500.

Institutional  Shareholder  Services,  based in  Rockville,  Md., is the leading provider of proxy voting and corporate  governance  services,  serving more than
700 clients  worldwide.  ISS analysts  research and  recommend  votes for 20,000 shareholder meetings each year.

Steel Partners has filed with the Securities and Exchange Commission  definitive proxy  materials in  connection  with its  solicitation  of proxies to elect its director  nominee at the annual meeting of shareholders  scheduled to be held on
October 4, 2002,  and has mailed copies to  shareholders.  Steel  Partners urges
UIC's  shareholders to read the definitive proxy materials  because they contain important information.  Copies of the Steel Partners' definitive proxy statement and  other  soliciting  materials  are  also  available  free of  charge  at the
Securities and Exchange  Commission's Web site at www.sec.gov.  More information relating to the Steel Partners is contained in its definitive proxy statement.

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